EXHIBIT 99.3
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 11-K
(Mark One)
[X]	ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the fiscal year ended December 31, 2001
OR
[ ]	TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the transition period from __________ to __________.
Commission File No. 1-768
SAVINGS AND INVESTMENT PLAN (Full title of the Plan)
CATERPILLAR INC. (Name of issuer of the securities held pursuant to the Plan)
100 NE Adams Street, Peoria, Illinois 61629 (Address of principal executive offices)

REQUIRED INFORMATION

Item 1.
The audited statement of net assets available for plan benefits as of the end of the latest two fiscal years of the Plan is attached hereto as Exhibit A.

Item 2.
The audited statement of changes in net assets available for plan benefits for each of the latest two fiscal years of the Plan is attached hereto as Exhibit B.

Item 3.
The statements required by Items 1 and 2 have been prepared in accordance with the applicable financial reporting requirements of ERISA.

Item 4.
The Consent of Independent Accountants is attached hereto as Exhibit C.

Solar Turbines Incorporated
Savings and Investment Plan
Financial Statements and Supplemental Schedule
December 31, 2001 and 2000

Report of Independent Accountants

To the Participants, Investment Plan Committee
and Benefits Funds Committee of the
Solar Turbines Incorporated Savings and Investment Plan

In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Solar Turbines Incorporated Savings and Investment Plan (the Plan) at December 31, 2001 and 2000, and the changes in net assets available for plan benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes as of December 31, 2001 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Peoria, Illinois
May 21, 2002

EXHIBIT A
SOLAR TURBINES INCORPORATED SAVINGS AND INVESTMENT PLAN STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS DECEMBER 31, 2001 AND 2000 (Dollars in 000's)

	2001	2000

Investments:
Interest in the Caterpillar Inc. 401(k) Master Trust	$32,059	$31,591
Other investments	781	724

Net assets available for benefits	$32,840	$32,315

The accompanying notes are an integral part of the financial statements

EXHIBIT B
SOLAR TURBINES INCORPORATED SAVINGS AND INVESTMENT PLAN STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS FOR THE YEAR ENDED DECEMBER 31, 2001 AND 2000 (Dollars in 000's)

	2001	2000

Participant contributions	$3,037	$2,428

Investment loss:
Net depreciation in fair value of registered Investment companies	(450)	(343)
Plan interest in net investment loss of Master Trust	(573)	(374)

Net investment loss	(1,023)	(717)

Withdrawals	(1,598)	(2,005)
Transfers from other plans, net	109	117

Withdrawals and transfers, net	(1,489)	(1,888)

Increase (decrease) in net assets available for benefits	525	(177)
Net assets available for benefits:
Beginning of year	32,315	32,492

End of year	$32,840	$32,315

The accompanying notes are an integral part of the financial statements

SOLAR TURBINES INCORPORATED
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - PLAN DESCRIPTION:

The following description of the Solar Turbines Incorporated Savings and Investment Plan (the Plan) provides only general information. Employees should refer to the Plan agreement for a more complete description of the Plan's provisions.

General
The Plan is a contributory defined contribution plan established by Solar Turbines Incorporated (the Company), a 100%-owned subsidiary of Caterpillar Inc., to enable eligible employees of the Company and its subsidiaries (the participating employers) to accumulate funds.

Participation
Hourly employees of the participating employers who meet certain age, service and citizenship or residency requirements are eligible to participate in the Plan. Participation commences upon an eligible employee filing an application with the Company. Participating eligible employees (the participants) may elect to defer a portion of their compensation until retirement.

Participant accounts
Accounts are separately maintained for each participant. The participant's account is credited with the Participant's contribution as defined below and an allocation of Plan earnings. Allocations of earnings are based on participant account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

Loan provisions
The Plan provides for participant loans against eligible participants' account balances. Eligible participants obtain loans by filing a loan application with the Company and receiving approval thereof. Loan amounts are generally limited to the lesser of $50,000 or 50% of the individual participant's account balance, within certain regulatory restrictions. Loan repayment terms may range from 6 to 117 months depending on the type of loan and bear interest at the prime interest rate plus 1% rounded to the nearest whole percent, as determined at the time of loan origination. Repayments, including interest, are made through after-tax payroll deductions and are credited to the individual participant's account balance.

Contributions
Participant contributions are made through a pretax compensation deferral as elected by the participants and are contributed to the Plan by the participating employers. For 2001 and 2000, the compensation deferral was limited to (a) the greater of $6,000 or 4% of the participant's compensation (limited by the Internal Revenue Code to $10,500 in 2001 and 2000) for participants earning in excess of $85,000 in 2001 and $80,000 in 2000 or (b) $10,500 in 2001 and 2000 for participants earning less than $85,000 in 2001 and $80,000 in 2000.

Investment programs
Participants may elect to have their contributions invested in any combination of the following thirteen investment fund options at December 31, 2001:
Caterpillar Stock Fund Preferred Stable Principal Fund Preferred Short-Term Government Fund Preferred Money Market Fund Preferred Value Fund Preferred International Fund Preferred Growth Fund	Preferred Asset Allocation Fund Preferred Fixed Income Fund Preferred Small Cap Fund Northern Trust Russell 3000 Preferred Mid Cap Growth Fund Preferred International Growth Fund

In addition, a self-directed fund option allows participants to invest in various other mutual funds outside of the Standard Plan options. State Street Bank serves as custodian for funds invested through this self-directed fund option.

Vesting and distribution provisions
Participants are immediately fully vested in their participant contributions and earnings thereon. Upon termination of employment for any reason, including death, retirement or total and permanent disability, or upon Plan termination, the vested balance in participants' accounts are distributable.

Administration
The Plan is administered by the Vice President - Human Services Division of Caterpillar Inc. who is responsible for nonfinancial matters, and the Benefits Funds Committee of Caterpillar Inc. which is responsible for financial aspects of the Plan. Caterpillar Inc. and the Benefit Funds Committee have entered into a trust agreement with The Northern Trust Company to receive contributions, administer the assets of the Plan and distribute withdrawals pursuant to the Plan.

Plan termination
Although it has not expressed any intent to do so, the Company has the right under the Plan at any time to terminate the Plan subject to provisions of ERISA. In the event of Plan termination, any unallocated assets of the Plan shall be allocated to participant accounts and distributed in such a manner as the company may determine.

Federal income tax status
The Internal Revenue Service has determined and informed the Company by letter dated April 13, 1999, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended subsequent to the determination letter; however, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan is qualified and the related trust is tax-exempt as of the financial statement date.

Risks and uncertainties
The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities could occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits.

Reclassifications
Certain 2000 amounts have been reclassified to conform with the 2001 presentation. These reclassifications have no impact on net assets as previously presented.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of accounting
The Plan's accounts are maintained on the accrual basis of accounting.

Investments
The fair value of the Plan's investment in the 401(k) Master Trust (Note 3) is based upon the beginning of the year value of the Plan's investment plus actual contributions, transfers and allocated investment income (loss) less actual withdrawals. Shares of registered investment companies included in the self-directed fund option are valued at quoted market prices which represent the net asset value of shares held by the Plan at year end. Income from investments is recorded as earned.

Administrative expenses
Administrative costs, including trustee fees and certain investment costs, are paid by Caterpillar Inc.

Withdrawals
Withdrawals are recorded when paid.

Transfers
Transfers from other plans generally represent account balance transfers for participants who transfer from one plan covered by the Master Trust to another plan covered by the Master Trust.

Use of estimates in the preparation of financial statements
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income and benefit payments. Actual results could differ from those estimates. The Company believes the techniques and assumptions used in establishing these amounts are appropriate.

NOTE 3 - MASTER TRUST:

Under a Master Trust agreement with The Northern Trust Company (the Trustee), Part 2 of the Caterpillar Inc. Employees' Investment Plan (EIP), the Solar Turbines Incorporated Savings and Investment Plan and the Caterpillar Inc. Tax Deferred Savings Plan pool their investments in the Caterpillar Inc. 401(k) Master Trust (the Master Trust) in exchange for a percentage of participation in the Master Trust.

The Master Trust mainly invests in the Preferred Group of Mutual Funds, registered investment companies which are sponsored by Caterpillar Investment Management Ltd. (CIML), a wholly-owned subsidiary of Caterpillar Inc. The investment options available to the participants are summarized in Note 1.

CIML manages the Preferred Small Cap Fund and the Preferred Short-Term Government Fund. All other funds are managed by unrelated investment managers. Caterpillar Securities, Inc., a wholly-owned subsidiary of CIML, distributes the shares of the mutual funds to the Master Trust.

The percentage of the Plan's participation in the Master Trust was determined based on the December 31, 2001 and 2000 fair values of net assets, as accumulated by the Trustee for the investment funds of each plan. At December 31, 2001 and 2000, the Plan's pro rata interest in the quoted fair values of net assets of the Master Trust was 1.91% and 1.80%, respectively.

Investment valuation
The Master Trust's investments are stated at fair value. Common stock and cash and cash equivalents are valued at quoted market prices. Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Master Trust at year end. Common and collective trust investments are valued at beginning of year value of the Master Trust's investment plus actual contributions, transfers and allocated investment income less actual withdrawals. Participant loans are valued at estimated fair value consisting of outstanding principal and related accrued interest.

The net investment income or loss of the Master Trust is reflected in the financial statements of the Plan based on the actual earnings of each investment fund as allocated to the Plan based on average investment balances throughout the year.

Details of the net assets and significant components of the net investment (loss) income of the Master Trust are as follows:

	December 31,

	2001	2000

	(Dollars in 000's)
Investments, at fair value:
Cash and cash equivalents	$10,154	$12,974
Common stock	395,577	433,253
Registered investment companies	1,081,924	1,134,579
Common and collective trust	175,750	138,174
Participant loans	26,309	27,553

Total investments	1,689,714	1,746,533

Dividend and interest receivable	22	964
Transfers receivable from EIP Part 1	2,341	428
Contributions receivable	6,193	6,649
Other receivable/(payable), net	143	(359)

Master Trust net assets	$1,698,413	$1,754,215

	For the year ended December 31,

	2001	2000

	(Dollars in 000's)
Investment (loss) income:
Interest	$3,590	$3,960
Dividends	11,528	12,048
Net appreciation (depreciation) in fair value of -
Common stock	44,598	29,263
Registered investment companies	(125,201)	(71,665)
Common and collective trust	7,967	7,226

Net investment loss	$(57,518)	$(19,168)

SUPPLEMENTAL SCHEDULE

SOLAR TURBINES INCORPORATED SAVINGS AND INVESTMENT PLAN SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS HELD AT END OF YEAR DECEMBER 31, 2001

(a)	(b)	(c)	(d)	(e)
	Identity of issue, borrower, lessor or similar party	Description of investment, including maturity date, rate of interest, collateral, par or maturity value	Cost **	Current Value

*	Caterpillar Inc.	401(k) Master Trust		$32,059,000

	Babson	Value Income; 111.48 units		4,649
	Baron	Asset; 107.46 units		4,778
	Bridgeway	Aggressive Growth; 110.50 units		4,257
	Cash	Balance; 0.02 units		-
	Fidelity	Europe; 159.62 units		3,952
	Firsthand	Firsthand E-Commerce; 187.80 units		644
		Technology Innovator; 403.61 units		6,619
		Technology Value; 1,954.54 units		80,625
	Janus	Global Life Sciences; 135.98 units		2,389
		Global Technology; 158.84 units		1,928
		Investment Mercury; 64.25 units		1,336
		Investment Growth and Income; 7,502.70 units		224,856
		Investment Worldwide; 125.75 units		5,513
		Olympus; 196.56 units		5,474
		Orion Fund; 593.46 units		3,549
		Special Situations; 569.21 units		8,453
	Munder	Net Net Class B; 871.78 units		15,265
	Oakmark	Oakmark Fund; 162.93 units		5,747
		Select; 258.04 units		7,029
	PBHG	Emerging Growth; 104.95 units		1,680
		Growth; 430.54 units		8,766
		Large Cap 20; 473.77 units		7,718
		Mid Cap Value; 1,261.03 units		20,076
		Select Equity; 54.10 units		1,320
		Technology & Communications; 686.55 units		11,253
	PIMCO	Innovative Class C; 16.34 units		347
		Opportunity Class C; 48.77 units		714
	Red Oak	Technology Select; 224.23 units		2,150
	Rydex	OTC Fund; 10,505.23 units		116,083
	Selected American	American Shares; 146.95 units		4,554
	SSGA	Money Market Fund; 56,408.91 units		56,409
	Strong	Mid Cap; 253.67 units		3,544
		Small Cap Value; 186.81 units		3,777
	The Internet Fund	The Internet Fund; 102.44 units		2,233
	Ultra	Ultra PTC Pro Fund Investors Shares; 708.41 units		26,466
	Wasatch	Aggressive Equity; 67.03 units		2,278
		Growth; 3,557.36 units		123,085
	White Oak	Growth Stock; 37.16 units		1,428

		Total registered investments companies		780,944

		Total investments		$32,839,944

* Denotes party in interest.
** Cost information is not applicable for participant directed investments.

EXHIBIT C

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 2-97450, as amended, and No. 33-37353) of Caterpillar Inc. of our report dated May 21, 2002 relating to the financial statements of the Solar Turbines Incorporated Savings and Investment Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Peoria, Illinois
May 24, 2002